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                                                 CENTEX DEVELOPMENT EXHIBIT 4.7

                                  CERTIFICATE
                                      FOR
                                 CLASS C UNITS
                                       IN
                        CENTEX DEVELOPMENT COMPANY, L.P.



No. _______                                                _______ Class C Units


         3333 Development Corporation, as the General Partner of Centex Development Company, L.P. ("Partnership"), a Delaware limited partnership, hereby certifies that _______________________________ (the "Holder") is the registered owner of _______________ Class C Units of limited partner interests in the Partnership ("Class C Units"). The rights, preferences and limitations of the Class C Units are set forth in the Second Amended and Restated Agreement of Limited Partnership dated as of February 24, 1998 (the "Partnership Agreement"), as the same may, from time to time, be amended and restated, under which the Partnership was formed and is existing, copies of which are on file at the principal office of the General Partner in Dallas, Texas.

         This Certificate and the Class C Units evidenced hereby are transferable in accordance with the terms of the Partnership Agreement.


Date:
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                                      CENTEX DEVELOPMENT COMPANY, L.P.

                                      By: 3333 Development Corporation, as
                                          General Partner



                                      By:
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                     [FORM OF REVERSE SIDE OF CERTIFICATE]

         The Partnership will furnish to the holder and each assignee of this Certificate and the Class C Units evidenced hereby, without charge, on written request to the Partnership at its place of business, 2728 North Harwood Street, Dallas, Texas 75201, a copy of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time.

                          ASSIGNMENT OF CLASS C UNITS

         FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto



-------------------------------------         ---------------------------------
 Please insert Social Security or               Please print or type name and
other identifying number of Assignee                 address of Assignee

all right and interest of the Assignor in the aforementioned Class C Units, and irrevocably constitutes and appoints the General Partner of Centex Development Company, L.P. (the "Partnership") as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.


Date:                                   Signature:
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Signature Guaranteed:





         NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Partnership or its transfer agent, must be forwarded with this Certificate.
The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.